NATUZZI


                                                             September 7th, 2004


Natuzzi S.p.A.
Corso Cavour 51
I-70121  BARI (BA)

Ladies and Gentlemen:

                  I am the Internal Legal Counsel of Natuzzi S.p.A., a company organized under the laws of Italy (the "Company"), and in that capacity I am familiar with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission in connection with the registration, under the Securities Act of 1933, as amended, by the Company of an aggregate of maximum 3,000,000.00 of its ordinary shares (the "Shares") issuable to satisfy its obligations upon the exercise of stock options (the "Options" and "Additional Options") and restricted stock units (the "RSUs") to be granted under the Natuzzi S.p.A. Stock Incentive Plan 2004-2009 (the `Plan").

                  1. In connection with this opinion letter, I have examined the originals or copies certified or otherwise identified to my satisfaction of the Registration Statement and such other records, documents, certificates, agreements, or other instruments and have made such other inquiries, all as I deemed necessary to enable me to render the opinions expressed below.

                  2. In rendering the opinion expressed below, I have relied, without independent verification, upon the following assumptions:

                  i. The authenticity of all documents submitted to me as originals;

                  ii. the conformity with their respective original documents of all documents submitted to me as photocopies and the authenticity of the originals of such photocopied documents;

                  iii. the genuineness of all signatures on all documents submitted to me;

                  iv. that the parties other than the Company executing all such documents submitted to me had full power, authority and legal right to enter into and perform the terms and conditions of such documents on their respective parts, and that such documents are enforceable against such parties other than the Company in accordance with their respective terms;

                  v. that any natural person signing any agreement, instrument or other document was legally competent at the time of execution; and

                  vi. that any natural person signing any agreement, instrument or other document not on its own behalf but for and on behalf of another natural or legal person other than the Company has validly and enforceably bound such natural or legal person to the respective agreement, instrument or other document;

                  3. Based on the foregoing, and subject to the limitations described below, I am of the opinion that the Shares have been duly and validly authorized for issuance and, when sold or issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

                  4. The opinion expressed above is limited to the laws of Italy, and I express no opinion as to the laws of any other jurisdiction.

                  This opinion is delivered to you for your use solely in connection with the Registration Statement and may not be used for any other purpose without my prior written consent. I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to myself in the Registration Statement. In giving this consent, however, I do not admit that I am a member of that class of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                                                   Very truly yours,


                                                   By: /s/ Giuseppe Catalano
                                                       ---------------------
                                                       Giuseppe Catalano


Natuzzi SpA
Via Iazzitiello, 47
70029 Santeramo (Bari) Italia
Tel. +39 080 8820111 - Fax +39 080 8820555

                                  Company subject to the activities of direction
                                             and coordination by Invest 2003 Srl